NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

                              CUSIP NO. 52977E 10 9

                                  LEXON, INC.

                   AUTHORIZED COMMON STOCK: 45,000,000 SHARES
                                PAR VALUE: $.001

THIS CERTIFIES THAT

                                    SPECIMEN

IS THE RECORD HOLDER OF

                     --Shares of LEXON, INC. Common Stock--

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

________________________       LEXON, INC.        ______________________________
               SECRETARY     CORPORATE SEAL                            PRESIDENT

                              DEC. 17, 1997
                                OKLAHOMA

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                                             Countersigned Registered:
                                             NEVADA AGENCY AND TRUST COMPANY
                                             50 WEST LIBERTY TREET, SUITE 880
                                             RENO, NEVADA 89501



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